Exhibit 10.4

AMENDED AND RESTATED security agreement

This Amended and Restated Security Agreement (this “Agreement”), dated as of June 24, 2024, is entered into by VSee Health, Inc. (formerly known as Digital Health Acquisition Corp.), a Delaware corporation (“VSEE”), VSee Lab, Inc., a Delaware corporation (“VSee Lab”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc” and together with VSEE and VSee Lab, and including their respective successors and permitted assigns, individually, a “Company” and collectively, the “Companies”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.7 (together with each Company, the “Grantors”) in favor of Dominion Capital LLC, a Connecticut limited liability company, for itself and as collateral agent (in such capacity and together with any successor and any replacement named in accordance with the Purchase Agreement and/or the Exchange Agreement, the “Collateral Agent”) for the holders (together with the Initial Holders, the “Holders”) of, the senior secured notes of VSEE, due May 21, 2025 and July 25, 2025, each issued by VSEE (the “Additional Notes”) pursuant to that certain Securities Purchase Agreement, dated as of October 5, 2022, by and among the Companies, the Holders and the Collateral Agent (as amended, the “Purchase Agreement”), and the senior secured convertible promissory note of VSEE, due December [14], 2025 (the “Exchange Notes” and together with the Additional Notes, collectively, the “Notes”), issued by VSEE pursuant to that certain Exchange Agreement, dated as of November 21, 2023, by and among the Companies and the Holders (the “Exchange Agreement”) and for the other Holder Parties.

recitals

Whereas, pursuant to the Purchase Agreement (together with the Transaction Documents (as defined in the Purchase Agreement), collectively, the “Existing Transaction Documents”), the Initial Holders purchased certain senior secured notes of the Companies, due October 5, 2022, each issued by the applicable Company (the “Original Notes”), from the Companies upon the terms and subject to the conditions set forth therein;

Whereas, the Grantors executed in favor of the Collateral Agent for the Initial Holders that certain Security Agreement, dated as of October 5, 2022 (the “Existing Security Agreement”), pursuant to which all the Obligations under Existing Transaction Documents, including the Original Notes and the Additional Notes, are secured;

Whereas, pursuant to the Exchange Agreement, the Initial Holders have severally agreed to exchanged certain amounts due and owing under the Original Notes for the Exchange Notes upon the terms and subject to the conditions set forth therein;

Whereas, each of the Grantors and their subsidiaries has guaranteed the Obligations under the Notes pursuant to an Amended and Restated Guaranty of even date herewith and will derive substantial direct and indirect benefits from the exchange for the Exchange Notes under the Exchange Agreement and the issuance of the Additional Notes under the Purchase Agreement; and

Whereas, it is a condition precedent to the obligation of each Initial Holder to exchange the applicable Original Notes for the Exchange Notes under the Exchange Agreement that the Grantors shall have executed this Agreement and delivered it to the Collateral Agent and the Initial Holders.

Now, therefore, in consideration of the premises and to induce the Initial Holders to exchange for the Exchange Notes thereunder, each Grantor hereby agrees with the Holders as follows:

ARTICLE I Defined Terms

1.1            Definitions.

(a)            Capitalized terms used but not defined herein shall be used to refer to any item included within the definition of such term under any Note, including if such term is defined in such Note merely by reference to such definition in the Exchange Agreement, or under the Exchange Agreement.

(b)            The following terms shall have the following meanings:

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 2.1.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the party maintaining such account, to the extent (a) such financial institution or other Person is acceptable to the Collateral Agent in its sole discretion and (b) such agreement is effective to grant “control” (as defined under each applicable UCC) over such account, entitlement or contract to the Collateral Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, and all rights corresponding to any of the foregoing throughout the world.

“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Event of Default” means any event constituting an “Event of Default” under and as defined in any Note.

“Exchange Agreement” has the meaning specified in the preamble hereto.

“Excluded Property” means, collectively, (i) any Permit or similar agreement entered into by any Grantor (A) that prohibits or requires the consent of any Person other than any Company, any other Company Party or any of their respective Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such Permit or other agreement or any Stock or Stock Equivalent related thereto or (B) to the extent that any Regulation applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Regulation, (ii) fixed or capital assets owned by any Grantor that is subject to a purchase money security interest or a Capital Lease if the documentation pursuant to which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person (other than any Company, any other Company Party and their respective Affiliates) as a condition to the creation of any other Lien on such equipment and (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property), all of which shall therefore be included in Collateral as provided hereunder.

“Holder” has the meaning specified in the preamble hereto.

“Intellectual Property” means any “Intellectual Property Rights” as defined in the Exchange Agreement, as applicable, including all applicable Copyrights, Trademarks, Patents, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to Internet domain names.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all agreements, licenses and other documentation (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to any and all patents and patent applications and all inventions and improvements described and claimed therein, and all rights corresponding to any of the foregoing throughout the world.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar documentation (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents set forth on the Disclosure Certificate. “Pledged Certificated Stock” excludes any Excluded Property.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness set forth on the Disclosure Certificate, issued by the obligors named therein.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Collateral.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any constituent documentation of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on the Disclosure Certificate, to the extent such interests are not certificated. “Pledged Uncertificated Stock” excludes any Excluded Property.

“Purchase Agreement” has the meaning specified in the preamble hereto.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, including all registrations and recordations thereof and all applications in connection therewith, all registrations and applications for registration and recording applications filed in connection therewith, including registrations and registration applications in the Applicable IP Office, all common law trademarks and the goodwill of the business symbolized by the foregoing, all licenses of the foregoing, whether as licensee or licensor, and all rights corresponding to any of the foregoing throughout the world.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Regulation in or relating to trade secrets, including all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Regulation, any of the attachment, perfection or priority of any other Holder Party’s security interest in any Collateral is governed by the Uniform Commercial Code or comparable Regulation of a jurisdiction other than the State of Delaware, “UCC” shall mean the Uniform Commercial Code or comparable Regulation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

(c)            The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined), including the following: “account,” “account debtor,” “as-extracted collateral,” “certificated security,” “chattel paper,” “commercial tort claim,” “commodity contract,” “deposit account,” “documents,” “electronic chattel paper,” “equipment,” “farm products,” “fixture,” “general intangible,” “goods,” “health-care-insurance receivable,” “instruments,” “inventory,” “investment property,” “letter-of-credit right,” “payment intangible,” “proceeds,” “record,” “securities account,” “security,” “supporting obligation” and “tangible chattel paper.”

1.2            Certain Other Terms. (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)            Section 6.15 (Interpretation) of the Exchange Agreement is applicable to this Agreement in accordance with its terms, as well as several other provisions of Article VI (Miscellaneous) of the Exchange Agreement. In addition, whenever used in this Agreement, “in the ordinary course of business of a Person” shall mean “in the ordinary course of business in all material respects consistent with past custom and practice of such Person as in effect on the date hereof with such changes as may be agreed to in writing by the Collateral Agent”.

ARTICLE II Grant of Security Interest

2.1            Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)            all accounts, as-extracted collateral, chattel paper, deposit accounts, documents, equipment, general intangibles (including all payment intangibles, Intellectual Property, rights to tax refunds, intercompany notes, rights arising out of leases, licenses, and contracts which are not accounts, computer software, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, money, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code), instruments (including dividends and rights to payment arising out of partnership agreements and management contracts), inventory, investment property (including any Pledged Collateral and Pledged Investment Property) and any supporting obligations related thereto;

(b)            any commercial tort claims set forth on the Disclosure Certificate;

(c)            all books, records, ledgers, files, writings, data bases, plans, drawings, and information relating to any of the foregoing, pertaining to the other property described in this Section 2.1;

(d)            all property of such Grantor held by any Holder Party, including all property of every description, in the custody of or in transit to such Holder Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including cash;

(e)            all other goods, fixtures, improvements (not constituting real property), and other personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)            to the extent not otherwise included, all cryptocurrency and other blockchain assets; and

(g)            to the extent not otherwise included, all proceeds of the foregoing, including insurance proceeds (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, Liens, warranties, or guaranties payable from time to time with respect to, or Lien or other security for, any of the foregoing;

provided, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

2.2            Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent, as agent for the Holder Parties, and grants to the Collateral Agent, as agent for the Holder Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor. Such grant, mortgage, pledge and hypothecation constitutes a continuation and not a novation or release of the Liens granted under the Existing Security Agreement, and each Grantor hereby reaffirms and continues in full force and effect all security interests and other Liens granted in the Existing Security Agreement, as amended hereby, which Liens, as modified hereby, shall secure and continue to secure the Secured Obligations.

ARTICLE III Representations and Warranties

To induce the initial Holders and the Collateral Agent to enter into the Transaction Documents, each Grantor hereby jointly and severally represents and warrants each of the following to the Collateral Agent, as agent for the other Holder Parties:

3.1            Title; No Other Liens. Except for the Lien granted to the Holder Parties pursuant to this Agreement and other Permitted Liens under any Transaction Document (including Section 3.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

3.2            Perfection and Priority. The security interest continued and granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent, as agent for the Holder Parties, in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of such filings set forth on the Disclosure Certificate (which have been delivered to the Collateral Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks, Patents and other Intellectual Property for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of an agreement granting control to the Collateral Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Collateral Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 4.1(e). Such security interest shall be prior to all other Liens on the Collateral except as permitted by any Transaction Document upon (i) in the case of all Pledged Investment Property having instruments or certificates, Pledged Certificated Stock and Pledged Debt Instruments, the delivery thereof to the Collateral Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, in each case properly endorsed for transfer to the Collateral Agent or in blank, (ii) in the case of all Pledged Investment Property not having instruments or certificates and Pledged Uncertificated Stock, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Collateral or Pledged Investment Property, the delivery thereof to the Collateral Agent of such instruments and tangible chattel paper. Except as set forth in this Section 3.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

3.3            Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is set forth on the Disclosure Certificate and such Disclosure Certificate also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

3.4            Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on the Disclosure Certificate and such Disclosure Certificate also lists the locations of such inventory, equipment and books and records for the five years preceding the date hereof.

3.5            Pledged Collateral.

(a)            The Pledged Stock pledged by such Grantor hereunder (i) is set forth on the Disclosure Certificate and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Disclosure Certificate, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)            As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Collateral Agent in accordance with Section 4.3(a).

(c)            Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

3.6            Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

3.7            Intellectual Property. (a) The Disclosure Certificate sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Intellectual Property and Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)            On the Closing Date, all Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Transaction Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

3.8            Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on the Disclosure Certificate, which sets forth such information separately for each Grantor.

3.9            Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

3.10         Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

3.11         Representations and Warranties under the Exchange Agreement. The representations and warranties as to such Grantor and its Subsidiaries made by the Companies in Section 3 (Representations and Warranties) of the Exchange Agreement are true and correct on each date as required by Section 2.4 (Closing Conditions) of the Exchange Agreement. The representations and warranties made by any Grantor in the Existing Transaction Documents are true and correct on each date as required by the applicable provisions of the Existing Transaction Documents.

ARTICLE IV Covenants

Each Grantor agrees with the Collateral Agent and the other Holder Parties to the following, as long as any Obligation remains outstanding and, in each case, unless the Collateral Agent and the Required Holders otherwise consent in writing:

4.1            Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)            Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Transaction Document, any Regulation or any policy of insurance covering the Collateral and (ii) not enter into any agreement, obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to enter into an Asset Sale, if such restriction would have a Material Adverse Effect.

(b)            Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons (other than the Holder Parties).

(c)            Such Grantor shall furnish to the Collateral Agent from time to time updates to the Disclosure Certificate and other lists, schedules and other documentation as may be requested by the Collateral Agent further identifying and describing the Collateral and such other documentation in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Collateral Agent.

(d)            At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documentation, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Regulations) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request, including (A) using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Permit or other agreement, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e)            If requested by the Collateral Agent, the Grantor shall arrange for the Collateral Agent’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Collateral Agent shall deem advisable to perfect its security interests in any Vehicle.

(f)            To ensure that any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property” becomes part of the Collateral, such Grantor shall use its best efforts to obtain any required consents from any Person (other than the Companies, any Company Party and their respective Affiliates) with respect to any Permit or Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on all or part of such Excluded Property.

4.2            Changes in Locations, Name, Etc.

(a)            Except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all documentation reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests granted in the Transaction Documents, such Grantor shall not do any of the following:

(i)             change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(ii)            change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b)            Such Grantor shall not permit any inventory or equipment to be kept at a location other than those listed on the Disclosure Certificate, except for inventory or equipment in transit.

4.3            Pledged Collateral.

(a)            Such Grantor shall (i) deliver to the Collateral Agent, in suitable form for transfer and in form and substance satisfactory to the Collateral Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all Pledged Uncertificated Stock of a type that can be maintained in a securities account and all other Pledged Investment Property in a securities account subject to a Control Agreement.

(b)            Event of Default. During the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)            Cash Distributions with respect to Pledged Collateral. Except as provided in Article V, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)            Voting Rights. Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Transaction Document.

4.4            Accounts. (a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)            The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and, subject to the requirements set forth in Section 4.7 (Material Non-Public Information) of the Exchange Agreement, such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent’s request, subject to the requirements set forth in Section 4.7 (Material Non-Public Information) of the Exchange Agreement, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

4.5           Equipment and Commodity Contracts. (a) Such Grantor will use all equipment constituting Collateral solely in the ordinary course of business, will keep all tangible Collateral in good order and repair, and will not waste or destroy any part of the Collateral. Grantors will not use any of the Collateral in violation of any Regulation in any material respect.

(b)            Except in the ordinary course of business (to the extent disclosed to the Holders and the Collateral Agent prior to the date hereof) and except as expressly permitted by this Agreement or the Exchange Agreement, the Collateral Agent does not authorize such Grantor to, and such Grantor will not, without the Collateral Agent’s prior written consent, sell, lease, assign, license, transfer, or otherwise dispose of or in any manner alter, modify, manufacture, process, or assemble the Collateral or any part thereof.

(c)            Such Grantor may dispose of any equipment constituting Collateral which is worn out, destroyed, or damaged beyond repair; provided, that such Grantor (i) promptly replaces such disposed of equipment with new equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced equipment as of the date hereof and (ii) provides the Collateral Agent with at least five (5) Business Days’ prior written notice of any such disposition of Equipment.

(d)            Such Grantor shall not have any commodity contract other than with a Person approved by the Collateral Agent and subject to a Control Agreement.

4.6            Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of the Collateral Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest DOMINION CAPITAL LLC, as Collateral Agent” and, at the request of the Collateral Agent, shall immediately deliver such instrument or tangible chattel paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent.

(b)            Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent.

(c)            If such Grantor is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and enter into an agreement with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such agreement shall assign such letter-of-credit rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such agreement shall also direct all payments thereunder to an account controlled (as defined in the UCC) by the Collateral Agent. The provisions of such agreement shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d)            If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.7            Intellectual Property. (a) Within 60 days after acquisition of any new Intellectual Property (whether by creation, acquisition, transfer or otherwise), such Grantor shall provide the Collateral Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.7 and other documentation that the Collateral Agent reasonably requests with respect thereto.

(b)            Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Regulations, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Intellectual Property may become publicly available or otherwise unprotectable.

(c)            Such Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property.

(d)            Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)            Such Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by the Collateral Agent).

4.8            Landlord Waivers.  If any Collateral is at any time not in transit and located on any real property not owned and possessed by a Grantor, such Grantor shall provide prompt written notice to the Collateral Agent and notify any owner, lessor, licensor of any part of, or any other Person having any right to enter on any part of, such real property of the Collateral Agent’s security interest in such Collateral.  Upon the Collateral Agent’s request and option, such Grantor shall (i) instruct each such owner, lessor, licensor and other Person to hold all such Collateral for the Collateral Agent’s account subject to such Grantor’s instructions, or, if an Event of Default shall have occurred, subject to the Collateral Agent’s instructions and (ii) cause each such owner, lessor, licensor and other Person to enter into a landlord waiver in form and substance satisfactory to the Collateral Agent.

4.9            Third-Party Possession or Control.  If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, such Grantor shall provide prompt written notice to the Collateral Agent and notify such warehouseman, bailee, agent or independent contractor of the Collateral Agent’s security interest in such Collateral.  Upon the Collateral Agent’s request and option, such Grantor shall (i) instruct any such warehouseman, bailee, agent or independent contractor to hold all such Collateral for the Collateral Agent’s account subject to such Grantor’s instructions, or, if an Event of Default shall have occurred, subject to the Collateral Agent’s instructions and (ii) cause any such warehouseman, bailee, agent or independent contractor to enter into a collateral access agreement in form and substance satisfactory to the Collateral Agent.

4.10         Acquired Real Property. In the event any Grantor hereafter acquires any interest in any real property, such Grantor shall promptly: (a) provide the Collateral Agent with a description of the location of the applicable real property; (b) provide the Collateral Agent with a legal description of such real property sufficient to enable the Collateral Agent to record the financing statements in the appropriate real property records and the name of the record owner of the real estate if other than the Grantor and real estate descriptions; and (c) pay to the Collateral Agent the related filing fee and any recording or stamp taxes due in connection with such filings.

4.11         Notices. Such Grantor shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation. In addition, such Grantor shall promptly notify the Collateral Agent of each of the following:  (a) any material adverse change in such Grantor’s financial condition or any change that materially affects any of the Collateral or the related security interest, (b) any claim, action, or proceeding which could materially and adversely affect the value of, or any such Grantor’s title to, any of the Collateral, or the effectiveness of the security interest, and (c) the occurrence of any Event of Default.

4.12         Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall deliver to the Collateral Agent within fifteen (15) calendar days of such acquisition, an update to the Disclosure Certificate that shall include a specific description of such commercial tort claim and such Grantor shall deliver any information about such commercial tort claim as the Collateral Agent shall reasonable request, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) within fifteen (15) calendar days of such acquisition, such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, any documentation, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims.

4.13         Compliance with Exchange Agreement. Such Grantor hereby makes all representations and warranties, and agrees to comply with all covenants and other provisions, applicable to it or any of its Subsidiaries under (a) the Existing Transaction Documents and (b) the Exchange Agreement, including Section 3.1 (Representations and Warranties of the Company Parties (including clause (kk) (AML/CTF Regulations)), 4.8 (Use of Proceeds), 4.9 (Indemnification of Each Holder Party), 4.11 (Subsequent Equity Sales), 5.8 (Collateral Agent May File Proof of Claims) and 6.2 (Fees and Expenses) and of the Exchange Agreement and agrees to the same submission to jurisdiction as that agreed to by the Companies in the Exchange Agreement. Any update to the Disclosure Certificate delivered in accordance with the Transaction Documents shall, after the receipt thereof by the Collateral Agent, become part of the Disclosure Certificate for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V Remedies

5.1            Code and Other Remedies.

(a)            UCC Remedies. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)            Disposition of Collateral. Without limiting the generality of the foregoing, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) as further set forth herein, enter into transfers, sales, or other dispositions of, grant option or options to purchase and deliver, any Collateral (enter into any Contractual Obligation to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Holder Party or elsewhere upon such terms and conditions and times and locations as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

(c)            Regulated Sales. To the extent, and only to the extent, required by Regulation and prohibited by Regulation to be waived by the applicable Grantors (which the Grantors hereby expressly waive to the fullest extent permitted by Regulation), the Grantors agree that ten (10) days’ written notice is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions of the Collateral Agent’s intention to make any transfer, sale or other dispositions of any Collateral. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to sell any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but none of the Collateral Agent or the other Holder Parties shall incur any Liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Regulations, private) sale made in accordance with the Transaction Documents, the Collateral Agent and any other Holder Party may bid for or purchase, free (to the extent permitted by Regulation) from any right or equity of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to the Holder Parties (in the case of the Collateral Agent) or, as the case may be, such Holder Party from any Grantor as a credit against the purchase price, and the Collateral Agent (or, as the case may be, such Holder Party) may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and no Obligation shall remain outstanding. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section  5.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(d)            Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to enter into an asset sale with respect to any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Holder Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(e)            Application of Proceeds. The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Holder Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, as set forth in the Exchange Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any Regulation, need the Collateral Agent account for the surplus, if any, to any Grantor.

(f)            Direct Obligation. Neither the Collateral Agent nor any other Holder Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Holder Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Holder Party under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Regulation. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Collateral Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(g)            Commercially Reasonable. To the extent that applicable Regulations impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:

(i)             fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)            fail to obtain Permits, or other consents, for access to any Collateral to dispose of, or for the collection of, any Collateral, or, if not required by other Regulations, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)            fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)           advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)            exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)           dispose of assets in private sales instead of, or through exchange or wholesale rather than, retail markets;

(vii)         disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)         purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Holder Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Regulations in the absence of this Section 5.1.

(h)            IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, enter into an asset sale with respect to, or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Holder Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

(i)            Performance by the Collateral Agent or any other Holder Party. The Collateral Agent may, but is not obligated to, perform or attempt to perform any Contractual Obligation of any Grantor contained herein with or without prior written notice to such Grantor. If any material part of the Collateral becomes the subject of any Proceeding and any such Grantor fails to defend fully such Proceeding and to protect such Grantor’s and Holder Parties’ rights in such Collateral in good faith, the Collateral Agent may, at its option but at Grantors’ cost, elect to defend and control the defense of such litigation or other proceeding, and may (i) select and retain counsel, (ii) determine whether settlement shall be offered or accepted, and (iii) determine and negotiate all settlement terms.

5.2            Accounts and Payments in Respect of General Intangibles.

(a)            In addition to, and not in substitution for, any similar requirement in the Exchange Agreement or any other Transaction Document, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in a Collection Account, subject to withdrawal by the Collateral Agent as provided in Section 5.4. Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)            At any time during the continuance of an Event of Default:

(i)             each Grantor shall, upon the Collateral Agent’s request, deliver to the Collateral Agent all original and other documentation evidencing, and relating to, the agreements, arrangements and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent;

(ii)            the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)            each Grantor shall take all actions, deliver all documentation and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name is registered.

(c)            Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Holder Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by any Holder Party of any payment relating thereto, nor shall any Holder Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

5.3            Pledged Collateral.

(a)            Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)            Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall remain in place as long as any Obligation shall remain outstanding.

(c)            Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.

5.4            Proceeds to be Turned over to and Held by Collateral Agent. Unless otherwise expressly provided in the Exchange Agreement, any other Transaction Document or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in Cash, certificates of deposit, bankers’ acceptances, time and demand deposits and other similar cash equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Holder Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement). All such proceeds and other proceeds being held by the Collateral Agent (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Exchange Agreement and other Transaction Documents.

5.5            Registration Rights.

(a)            If, in the opinion of the Collateral Agent, it is necessary or advisable to transfer any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be transferred under the provisions of the Securities Act, all as directed by the Collateral Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Collateral Agent shall designate.

(b)            Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)            Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all applicable Regulations. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and other Holder Parties, that the Collateral Agent and the other Holder Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

5.6            Deficiency. Each Grantor shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney or agent employed by the Collateral Agent or any other Holder Party to collect such deficiency.

ARTICLE VI Other rights of Collateral Agent

6.1            Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Transaction Documents, to take any appropriate action and to execute any documentation or instrument that may be necessary or desirable to accomplish the purposes of the Transaction Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)             in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)            in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any documentation that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)           pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Existing Transaction Documents, the Exchange Agreement and other Transaction Documents (including all or any part of the premiums therefor and the costs thereof);

(iv)           execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any documentation to effect or otherwise necessary or appropriate in relation to evidence the transfer of any Collateral; or

(v)            (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other documentation in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any documentation necessary to effectuate or record such assignment and (H) generally, enter into an Asset Sale with respect to, grant a Lien on, enter into any agreement or other obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Holder Parties’ security interests therein and to effect the intent of the Transaction Documents, all as fully and effectively as such Grantor might do.

(b)            If any Grantor fails to perform or comply with any obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such obligation.

(c)            The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at the rate set forth in the Notes, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)            Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2            Authorization to File Financing Statements. Each Grantor authorizes the Collateral Agent, its Affiliates and their Related Parties, contractors and agents, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documentation or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the applicable UCC, and contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, in the case of financing statements filed as fixture filings or indicating Collateral as as-extracted collateral or as otherwise required by applicable Regulation, a sufficient description of the real property related to the applicable Collateral. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording documentation or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

6.3            Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Holder Parties, be governed by the Exchange Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holder Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

6.4            Duty; Obligations and Liabilities. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

6.5            Obligations and Liabilities with respect to Collateral. No Holder Party and no Affiliate thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Holder Party to exercise any such powers. The other Holder Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VII Miscellaneous

7.1            Reinstatement. Each Grantor agrees that, if any payment made by any Holder Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Holder Party to such Holder Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any other provision of this Agreement shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

7.2            Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Company Party or any other Collateral and without first joining any other Grantor or any other Company Party in any proceeding.

7.3            No Waiver by Course of Conduct. No Holder Party shall by any act (except by a written instrument pursuant to Section 7.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Holder Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Holder Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Holder Party would otherwise have on any future occasion.

7.4            Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Exchange Agreement; provided, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements (each as defined below), in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

7.5            Additional Grantors; Additional Pledged Collateral.

(a)            Joinder Agreements. Consistent with Section 7.5 hereof, the Companies shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder. Each such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 (each a “Joinder Agreement”) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)            Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

7.6            Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 6.4 of the Exchange Agreement; provided, that any such notice, request or demand to or upon any Grantor shall be addressed to the Companies’ notice address set forth in such Section 6.4.

7.7            Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Holder Party and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.8            Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

7.9            Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

7.10         Survival. All representations and warranties made by the Grantors in the Transaction Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made by the Grantors under this Agreement (including those representations and warranties set forth in the immediately preceding sentence) shall be made or deemed to be made at and as of the date hereof (except those that are expressly made as of a specific date), shall survive the date here and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Collateral Agent or any borrowing hereunder. Notwithstanding any termination of this Agreement, the indemnities to which the Holder Parties are entitled under the provisions of this Agreement or any other Transaction Document shall continue in full force and effect and shall protect the Holder Parties against events arising after such termination as well as before. This Agreement shall be reinstated at any time any payment of any Secured Obligation, in whole or in part, is rescinded or must otherwise be returned by the Collateral Agent upon the insolvency, bankruptcy or reorganization of any Grantor or other Company Party or otherwise, all as though such payment had not been made.

7.11         Set-Off. Section 6.5 (Set-off) of the Exchange Agreement shall apply to this Agreement as if herein again restated.

7.12         Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of the security interest in the Collateral, and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Transaction Document or any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than payment of the outstanding Secured Obligations).

7.13         Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

7.14         Waiver of Jury Trial. The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Action, directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

7.15         Amendment and Restatement.

(a)            On the date hereof, the Existing Security Agreement shall be amended and restated in its entirety by this Agreement and (i) all references to the Existing Security Agreement in any Transaction Document (including in any amendment, waiver or consent) shall be deemed to refer to the Existing Security Agreement as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Security Agreement in any Transaction Document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Security Agreement as amended and restated hereby. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Existing Security Agreement (including the grant of Liens thereunder) or to evidence payment of all or any portion of such obligations and liabilities.

(b)            Effect on Existing Security Agreement and on the Obligations. On and after the Effective Date, (i) the Existing Security Agreement shall be of no further force and effect except as amended and restated hereby and except to evidence (A) the granting of any Liens, (B) the representations and warranties made by any Company Party prior to the date hereof and (C) any action or omission performed or required to be performed pursuant to such Existing Security Agreement prior to the date hereof (including any failure, prior to the date hereof, to comply with the covenants contained in such Existing Security Agreement) and (ii) the terms and conditions of this Agreement and the Holders’ rights and remedies under the Existing Transaction Documents, shall apply to all Liens granted and obligations incurred under the Existing Security Agreement.

(c)            No Implied Waivers. Except as expressly provided in any Existing Transaction Document, this Agreement (x) shall not cure any breach of any Existing Transaction Document or any “Default” or “Event of Default” thereunder existing prior to the date hereof and (y) is limited as written and is not a consent to any other modification of any term or condition of the Existing Security Agreement, each of which shall remain in full force and effect except to the extent separately amended and restated.

[Signature Pages Follow]

In witness whereof, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

VSee Health, Inc.
as a Company and Grantor

By:	/s/ Imoigele Aisiku
Name: Imoigele Aisiku
Title: Co-Chief Executive Officer

VSee Lab, Inc.
as a Company and Grantor

By:	/s/ Milton Chen
Name: Milton Chen
Title: Chief Executive Officer

iDoc Virtual Telehealth Solutions, Inc.
as a Company and Grantor

By:	/s/ Imoigele Aisiku
Name: Imoigele Aisiku
Title: Chief Executive Officer

Accepted and Agreed
as of the date first above written:

DOMINION CAPITAL LLC
as Collateral Agent

By:	Dominion Capital GP LLC, its manager

By:	Dominion Capital Holdings, LLC, its manager

By:	/s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Managing Member

SIGNATURE PAGE TO SECURITY AGREEMENT (VSEE)

ANNEX 1 TO SECURITY AGREEMENT1

Form of Pledge Amendment

This Pledge Amendment, dated as of __________ __, 20__, is delivered pursuant to Section 7.5 of the Security Agreement, dated as of June 24, 2024, by VSee Health, Inc., a Delaware corporation (“VSEE”), VSee Lab, Inc., a Delaware corporation (“VSee Lab”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc” and together with VSEE and VSee Lab, and including their respective successors and permitted assigns, individually, a “Company” and collectively, the “Companies”), the undersigned Grantors and the other Company Parties and their respective Affiliates from time to time party thereto as Grantors in favor of DOMINION CAPITAL LLC, a Connecticut limited liability company, as collateral agent for the Holder Parties referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1, 3.2, 3.5 and 3.10 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

1 To be used for pledge of Additional Pledged Collateral by existing Grantor.

- A1.1 -

Annex 1-A

PLEDGED STOCK
Issuer	Class	Certificate No(s).	Par Value	Number of Shares, Units or Interests

PLEDGED DEBT INSTRUMENTS

Issuer	Description of Debt	Certificate No(s).	Final Maturity	Principal Amount

- A1.2 -

AcKNOWLEDGED AND Agreed
as of the date first above written:

DOMINION CAPITAL LLC
as Collateral Agent

By:	Dominion Capital GP LLC, its manager

By:	Dominion Capital Holdings, LLC, its manager

By:
Name: Mikhail Gurevich
Title: Managing Member

- A1.3 -

annex 2 to security agreement

Form of Joinder Agreement

This Joinder Agreement, dated as of _________ __, 20__, is delivered pursuant to Section 7.5 of the Security Agreement, dated as of June 24, 2024, by VSee Health, Inc., a Delaware corporation (“VSEE”), VSee Lab, Inc., a Delaware corporation (“VSee Lab”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc” and together with VSEE and VSee Lab, and including their respective successors and permitted assigns, individually, a “Company” and collectively, the “Companies”) and the respective Affiliates of the Companies from time to time party thereto as Grantors in favor of DOMINION CAPITAL LLC, a Connecticut limited liability company, as lender and collateral agent for the Holder Parties referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.5 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Holder Parties, and grants to the Collateral Agent for the benefit of the Holder Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.

The information set forth in Annex 1 hereto is hereby added to the information set forth in the Disclosure Certificate. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Exchange Agreement and that the Pledged Collateral listed on Annex 1 to this Joinder Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement (including by reference to the Exchange Agreement) applicable to it and its Subsidiaries is true and correct on and as the date hereof as if made on and as of such date.

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

- A2.1 -

AcKNOWLEDGED AND Agreed
as of the date first above written:

[each grantor pledging
additional collateral]

By:
Name:
Title:

DOMINION CAPITAL LLC
as Collateral Agent

By:	Dominion Capital Holdings, LLC, its manager

By:	Dominion Capital GP LLC, its manager

By:
Name: Mikhail Gurevich
Title: Managing Member

- A2.2 -

annex 3 to security agreement

Form oF
AMENDED AND RESTATED Intellectual Property Security Agreement2

This Amended and Restated [Copyright] [Patent] [Trademark] Security Agreement, dated as of __________ __, 20__, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of _________________________, as lender (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

W I T N E S S E T H:

Whereas, pursuant to the Securities Purchase Agreement, dated as of October 5, 2022, by and among VSee Health, Inc. (formerly known as Digital Health Acquisition Corp.), a Delaware corporation (“VSEE”), VSee Lab, Inc., a Delaware corporation (“VSee Lab”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc” and together with VSEE and VSee Lab, and including their respective successors and permitted assigns, individually, a “Company” and collectively, the “Companies”), the holders listed therein (together with their successors and permitted assigns, the “Holders”) and the Collateral Agent (as amended, the “Purchase Agreement”), the Holders purchased certain senior secured notes of the Companies, due October 5, 2022, each issued by the applicable Company (the “Original Notes”), and senior secured notes of VSEE, due May 21, 2025 and July 25, 2025, each issued by VSEE (the “Additional Notes”);

Whereas, pursuant to the Exchange Agreement, dated as of June 24, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”), by and among the Companies, the Holders and the Collateral Agent, the Holders have agreed to certain amounts due and owing under the Original Notes for a senior secured convertible promissory note of VSEE (the “Exchange Note” and together with the Additional Notes, collectively, the “Notes”) upon the terms and subject to the conditions set forth therein and the Collateral Agent has agreed to act as collateral agent of the Holders;

Whereas, the Grantors have previously entered into that certain Security Agreement, dated as of October 5, 2022; and

Whereas, each of the Grantors and their subsidiaries has guaranteed the Obligations under the Notes and all of the Grantors are party to an Amended and Restated Security Agreement of even date herewith with the Collateral Agent (the “Security Agreement”) pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement.

Now, Therefore, in consideration of the premises and to induce the Holders to exchange for the Exchange Note, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1.      Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Security Agreement.

2 Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

- A3.1 -

Section 2.      Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Holder Parties, and grants to the Collateral Agent for the benefit of the Holder Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)            [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)            all renewals, reversions and extensions of the foregoing; and

(c)            all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)            [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)            all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)            all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)            [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)            all renewals and extensions of the foregoing;

(c)            all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)            all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.              Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

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Section 4.              Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5.              Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.              Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

[Signature Pages Follow]

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In witness whereof, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]
as Grantor

By:
Name:
Title:

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Acknowledgment of Grantor

State of	)
	)	ss.
County of	)

On this ___ day of ________, 20__ before me personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ________________, who being by me duly sworn did depose and say that he is an authorized officer of said [corporation][limited liability company], that the said instrument was signed on behalf of said [corporation][limited liability company] as authorized by its [Board of Directors][Board of Managers] and that he acknowledged said instrument to be the free act and deed of said [corporation][limited liability company].

Notary Public

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Schedule 1 to
[Copyright] [Patent] [Trademark] Security Agreement

[Copyright] [Patent] [Trademark] Registrations

A.            REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

B.            [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

C.            IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

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